EXHIBIT 99.1

Hi-Tech Pharmacal Reports Sales of $58.6 million for the Second Quarter Ended October 31, 2013

AMITYVILLE, N.Y – December 10, 2013 – Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK) today reported results for the second fiscal quarter ended October 31, 2013.

•	Net sales of $58.6 million for the second quarter compared to $57.5 million for the same prior year period

•	GAAP income of $1.2 million or $0.08 per diluted share for the second quarter

•	Adjusted non-GAAP net income of $10.0 million or $0.71 per diluted share for the second quarter

•	Net sales of $109.1 million for the six month period compared to $109.6 million for the same prior year period

•	GAAP income of $5.7 million or $0.41 per diluted share for the six month period

•	Adjusted non-GAAP net income of $17.7 million or $1.26 per diluted share for the six month period

	Three Months Ended October 31,		Six Months Ended October 31,
	2013	2012	2013	2012
Net sales	$58,601,000	$57,537,000	$109,102,000	$109,580,000
GAAP net income	$1,187,000	$8,924,000	$5,737,000	$14,928,000
Adjusted non-GAAP net income	$10,013,000	$11,426,000	$17,727,000	$19,740,000
GAAP Diluted EPS	$0.08	$0.66	$0.41	$1.10
Adjusted non-GAAP Diluted EPS	$0.71	$0.84	$1.26	$1.45
Diluted Shares	14,066,000	13,584,000	14,055,000	13,573,000

 (see Table I for reconciliation to GAAP numbers)

Quarterly Results

For the three months ended October 31, 2013, the Company reported net sales of $58,601,000, an increase of 2% from $57,537,000 for the same period last year.

During the quarter ended October 31, 2013, net sales of generic pharmaceutical products were $47,732,000, an increase of 1% compared to $47,286,000 for the same fiscal 2013 period. The primary reason for the slight change was due to higher sales of Buprenorphine, Clobetasol and Lidocaine ointment which was partially offset by a decrease in sales of Fluticasone Propionate nasal spray. Sales of Fluticasone Propionate nasal spray totaled $13,700,000, down from $21,500,000 in the same fiscal 2013 period as the Company sold fewer units at a lower average price.

Sales for the Health Care Products division (“HCP”), which markets the Company’s branded OTC products, decreased 12% to $4,100,000 for the three months ended October 31, 2013 compared to $4,658,000 for the same fiscal period in the prior year. The decrease was primarily due to lower sales of Zostrix® and Diabetiderm® which were partially offset by a reduction in the use of promotional discounts for Nasal Ease®.

Sales for ECR Pharmaceuticals (“ECR”), which markets the Company’s branded prescription products, were $6,769,000 for the three months ended October 31, 2013, up 21% from $5,593,000 for the same period in the prior year. The increase was primarily due to a price increase for TussiCaps®.

Cost of goods sold decreased to $27,291,000 for the three months ended October 31, 2013 from $27,948,000, and decreased as a percentage of sales to 47% from 49% of sales. The decrease in cost of goods sold as a percentage of net sales is primarily due to lower input costs and new manufacturing equipment that has enabled productivity improvements. Price increases across most ECR product lines and a reduction in pricing promotions in the HCP division also contributed to this trend.

Selling, general and administrative expenses increased to $13,607,000 from $11,706,000, a 16% increase compared to the same fiscal 2013 period. The increase was due to several factors including legal expenses related to the sale of the Company, a $750,000 fairness opinion fee paid to Nomura Securities, an increased number of contract sales representatives in the ECR division and an increase in stock-based compensation. As a percentage of sales, SG&A increased to 23% from 20% for the three months ended October 31, 2013.

Amortization expense for the quarter ended October 31, 2013 was $1,651,000, a decrease of 6% from $1,761,000 for the comparable fiscal 2013 period as certain intangibles reached full amortization in the prior year.

For the three months ended October 31, 2013, Research and Development costs increased by 52% to $5,091,000 from $3,343,000 for the comparable fiscal 2013 period as a result of spending on projects requiring clinical trials.

In the second fiscal quarter of 2014, the Company increased its accrual in connection with the investigation by the Texas Health and Human Services Commission by $9,500,000 based on current information and discussions with the State of Texas.

For the three months ended October 31, 2013, the Company recorded GAAP net income of $1,187,000, a decrease from net income of $8,924,000, for the same period in the prior year. On a fully diluted share basis, EPS decreased to $0.08 from $0.66 in the prior year. The Company reported adjusted non-GAAP quarterly net income of $10,013,000 or $0.71 per fully diluted share for the three months ended October 31, 2013, compared to adjusted non-GAAP net income of $11,426,000 or $0.84 per fully diluted share for the same period in the prior year.

On August 27, 2013, the Company entered into a definitive agreement under which Akorn, Inc. (“Akorn”) will acquire the Company for cash. Under the terms of the agreement, Akorn will acquire the Company for $640,000,000, or $43.50 per share. Akorn intends to fund the transaction through a combination of Hi-Tech cash assumed and approximately $600,000,000 in term loan borrowings. The acquisition will be subject to customary conditions, including termination of the waiting period under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Pending the satisfaction of such customary conditions, the Company anticipates closing the transaction in the first quarter of 2014.

Non-GAAP Financial Measures

The Company is disclosing non-GAAP financial measures when providing financial results. Primarily due to settlements and loss contingency accruals, the Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In addition to disclosing its financial results determined in accordance with GAAP, the Company is disclosing certain non-GAAP results that exclude items such as amortization and depreciation expense, share-based compensation expense, interest expense and income, and other costs related to settlements and loss contingency accruals in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance, because the Company's management uses these measures internally for forecasting, budgeting and measuring its operating performance. Whenever the Company uses such a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measure set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Other Information

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing generic and branded prescription and OTC products. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. The Company’s Health Care Products division is a leading developer and marketer of OTC products for the diabetes marketplace. Hi-Tech’s ECR Pharmaceuticals subsidiary markets branded prescription products.

This press release contains certain future projections and forward-looking statements (statements which are not historical facts) with respect to the anticipated future performance of Hi-Tech made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such future projections and forward-looking statements are not assurances, promises or guarantees and investors are cautioned that all future projections and forward-looking statements involve significant business, economic and competitive risks and uncertainties, many of which are beyond Hi-Tech’s ability to control or estimate precisely, including, but not limited to, (1) the impact of competitive products and pricing, (2) product demand and market acceptance, (3) new product development, (4) the regulatory environment, (5) reliance on key strategic alliances, (6) availability of raw materials, (7) fluctuations in operating results, (8) loss of customers or employees, (9) the possibility that legal proceedings may be instituted against Hi-Tech, (10) the occurrence of any event, change or other circumstances that could give rise to the termination of Hi-Tech’s merger agreement with Akorn, (11) the failure to obtain Hi-Tech stockholder approval of the merger with Akorn or the failure to satisfy any of the other closing conditions to the merger, (12) the failure of Akorn to obtain the necessary financing arrangements set forth in the commitment letter providing for its financing of the merger, (13) risks related to disruption of management’s attention from Hi-Tech’s ongoing business operations due to the transaction, (14) the effect of the announcement of the merger on the ability of Hi-Tech to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, and (15) other results and other risks detailed from time to time in Hi-Tech’s filings with the Securities and Exchange Commission. The actual results will vary from the projected results and such variations may be material. These statements are based on management’s current expectations and assumptions concerning the future performance of Hi-Tech and are naturally subject to uncertainty and changes in circumstances. No representations or warranties are made as to the accuracy or completeness of any of the information contained herein, including, but not limited to, any assumptions or projections contained herein or forward-looking statements based thereon. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made, except to the extent specifically dated as of an earlier date. Hi-Tech is under no obligation, and expressly disclaims any such obligation, to update, alter or correct any inaccuracies herein, whether as a result of new information, future events or otherwise.

This press release does not constitute a solicitation of any vote or approval on the merger. In connection with the proposed merger transaction, Hi-Tech filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on November 7, 2013 and mailed or otherwise provided it to its stockholders. On November 27, 2013, Hi-Tech filed with the SEC a proxy statement supplement which it mailed or otherwise provided to its stockholders. BEFORE MAKING ANY VOTING DECISION ON THE MERGER, HI-TECH’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY STATEMENT SUPPLEMENT IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Hi-Tech’s stockholders and other investors will be able to obtain a free copy of the proxy statement, proxy statement supplement, as well as other filings containing information about Hi-Tech and Akorn, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement, proxy statement supplement and other documents filed by Hi-Tech with the SEC may also be obtained, without charge, by directing a request to Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, New York 11701, Attention: Investor Relations, Telephone: (631) 789-8228.

Participants in the Solicitation

Hi-Tech and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Hi-Tech in connection with the proposed transaction. Information regarding the names, affiliations and interests of these persons in the proposed transaction is included in the Hi-Tech proxy statement referred to above filed with the SEC. Additional information regarding the directors and executive officers of Hi-Tech is also included in Hi-Tech’s 2013 annual report, which was filed with the SEC on July 11, 2013. These documents are or will be available free of charge at the SEC’s web site (http://www.sec.gov) and from Investor Relations at Hi-Tech at the address described above.

Contact Information: Hi-Tech Pharmacal Co., Inc.

William Peters, CFO

(631) 789-8228

	Three Months Ended October 31,		Six Months Ended October 31,
	2013	2012	2013	2012
Net sales	$58,601,000	$57,537,000	$109,102,000	$109,580,000
Cost of goods sold	27,291,000	27,948,000	52,367,000	54,670,000

Gross profit	31,310,000	29,589,000	56,735,000	54,910,000

Costs and expenses:
Selling, general and administrative expense	13,607,000	11,706,000	26,549,000	22,337,000
Amortization expense	1,651,000	1,761,000	3,309,000	3,518,000
Research and product development costs	5,091,000	3,343,000	9,050,000	7,815,000
Royalty income	(276,000)	(400,000)	(570,000)	(1,035,000)
Contract research (income)	(55,000)	(2,000)	(554,000)	(2,000)
Settlements and loss contingencies	9,500,000	—	10,200,000	—
Interest expense	69,000	147,000	176,000	303,000
Interest (income) and other	(52,000)	(77,000)	(90,000)	(123,000)

Total	$29,535,000	$16,478,000	$48,070,000	$32,813,000

Income (loss) before provision for income taxes	1,775,000	13,111,000	8,665,000	22,097,000
Provision for income tax expense (benefit)	588,000	4,187,000	2,928,000	7,169,000

Net income (loss)	$1,187,000	$8,924,000	$5,737,000	$14,928,000

Basic earnings (loss) per share	$0.09	$0.67	$0.42	$1.13

Diluted earnings (loss) per share	$0.08	$0.66	$0.41	$1.10

Weighted average common shares outstanding, basic	13,690,000	13,238,000	13,635,000	13,154,000
Effect of potential common shares	376,000	346,000	420,000	419,000

Weighted average common shares outstanding, diluted	14,066,000	13,584,000	14,055,000	13,573,000

Table I

Hi-Tech Pharmacal Co., Inc.

Reconciliation of Non-GAAP Measures

	Three Months Ended October 31,
	2013				2012
	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted
Net sales	$58,601,000	$—		$58,601,000	$57,537,000	$—		$57,537,000
Cost of goods sold	27,291,000	141,000	(a)	27,150,000	27,948,000	125,000	(a)	27,823,000

Gross profit	31,310,000	(141,000)		31,451,000	29,589,000	(125,000)		29,714,000

Costs and expenses:
Selling, general and administrative expense	12,444,000	957,000	(a)	11,487,000	10,699,000	735,000	(a)	9,964,000
Amortization expense	1,651,000	1,651,000	(b)	—	1,761,000	1,761,000	(b)	—
Depreciation expense	1,163,000	1,163,000	(c)	—	1,007,000	1,007,000	(c)	—
Research and product development costs	5,091,000	255,000	(a)	4,836,000	3,343,000	181,000	(a)	3,162,000
Royalty income	(276,000)	—		(276,000)	(400,000)	—		(400,000)
Contract research (income)	(55,000)	—		(55,000)	(2,000)	—		(2,000)
Settlements and loss contingencies	9,500,000	9,500,000	(d)	—	—	—		—
Interest expense	69,000	69,000	(e)	—	147,000	147,000	(e)	—
Interest (income) and other	(52,000)	(52,000	)(f)	—	(77,000)	(77,000	)(f)	—

Total	$29,535,000	$13,543,000		$15,992,000	$16,478,000	$3,754,000		$12,724,000

Income (loss) before provision for income taxes	1,775,000	(13,684,000)		15,459,000	13,111,000	(3,879,000)		16,990,000
Provision for income tax expense (benefit)	588,000	(4,858,000	)(g)	5,446,000	4,187,000	(1,377,000	)(g)	5,564,000

Net income (loss)	$1,187,000	$(8,826,000)		$10,013,000	$8,924,000	$(2,502,000)		$11,426,000

Basic earnings (loss) per share	$0.09			$0.73	$0.67			$0.86

Diluted earnings (loss) per share	$0.08			$0.71	$0.66			$0.84

Weighted average common shares outstanding, basic	13,690,000			13,690,000	13,238,000			13,238,000
Effect of potential common shares	376,000			376,000	346,000			346,000

Weighted average common shares outstanding, diluted	14,066,000			14,066,000	13,584,000			13,584,000

	Six Months Ended October 31,
	2013				2012
	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted
Net sales	$109,102,000	$—		$109,102,000	$109,580,000	$—		$109,580,000
Cost of goods sold	52,367,000	282,000	(a)	52,085,000	54,670,000	217,000	(a)	54,453,000

Gross profit	56,735,000	(282,000)		57,017,000	54,910,000	(217,000)		55,127,000

Costs and expenses:
Selling, general and administrative expense	24,250,000	1,914,000	(a)	22,336,000	20,401,000	1,271,000	(a)	19,130,000
Amortization expense	3,309,000	3,309,000	(a)	—	3,518,000	3,518,000	(a)	—
Depreciation expense	2,299,000	2,299,000	(b)	—	1,936,000	1,936,000	(b)	—
Research and product development costs	9,050,000	499,000	(a)	8,551,000	7,815,000	338,000	(a)	7,477,000
Royalty income	(570,000)	—		(570,000)	(1,035,000)	—		(1,035,000)
Contract research (income)	(554,000)	—		(554,000)	(2,000)	—		(2,000)
Settlements and loss contingencies	10,200,000	10,200,000	(d)	—	—	—		—
Interest expense	176,000	176,000	(e)	—	303,000	303,000	(e)	—
Interest (income) and other	(90,000)	(90,000	)(f)	—	(123,000)	(123,000	)(f)	—

Total	$48,070,000	$18,307,000		$29,763,000	$32,813,000	$7,243,000		$25,570,000

Income (loss) before provision for income taxes	8,665,000	(18,589,000)		27,254,000	22,097,000	(7,460,000)		29,557,000
Provision for income tax expense (benefit)	2,928,000	(6,599,000	)(g)	9,527,000	7,169,000	(2,648,000	)(g)	9,817,000

Net income (loss)	$5,737,000	$(11,990,000)		$17,727,000	$14,928,000	$(4,812,000)		$19,740,000

Basic earnings per share	$0.42			$1.30	$1.13			$1.50

Diluted earnings per share	$0.41			$1.26	$1.10			$1.45

Weighted average common shares outstanding, basic	13,635,000			13,635,000	13,154,000			13,154,000
Effect of potential common shares	420,000			420,000	419,000			419,000

Weighted average common shares outstanding, diluted	14,055,000			14,055,000	13,573,000			13,573,000

(a)	Share-based compensation expense

(b)	Amortization expense

(c)	Depreciation expense

(d)	Net charge related to settlements and loss contingencies

(e)	Interest expense

(f)	Interest (income) and other

(g)	Total tax effect for non-GAAP pre-tax adjustments measured at enacted statutory rates